UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)           December 21, 2006
USG CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8864	36-3329400

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 South Franklin Street, Chicago, Illinois		60606-4678

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code           (312) 606-4000

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.
     On December 21, 2006, the Board of Directors of USG Corporation (the “Company”) declared a dividend distribution of one right (a “Right”) for each share of common stock, par value $0.10 per share (the “Common Shares”), of the Company outstanding at the close of business on January 2, 2007 (the “Record Date”), pursuant to the terms of the Rights Agreement, dated as of December 21, 2006 (the “Rights Agreement”), by and between the Company and Computershare Investor Services, LLC, as Rights Agent. The Rights Agreement also provides, subject to specified exceptions and limitations, that Common Shares issued or delivered from the Company’s treasury after the Record Date will be entitled to and accompanied by Rights. The Rights are in all respects subject to and governed by the provisions of the Rights Agreement, a copy of which is incorporated herein by this reference.
Item 7.01. Regulation FD Disclosure.
     On December 21, 2006, the Company issued a press release announcing the adoption of the Rights Agreement and the final payment to the United States Gypsum Asbestos Personal Injury Settlement Trust. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by this reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Number	Exhibit

4.1	Rights Agreement, dated as of December 21, 2006, incorporated by reference to Exhibit 4.1 to the Form 8-A filed by the Company on December 21, 2006

99.1	USG Corporation press release dated December 21, 2006

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

USG CORPORATION
By:	/s/ Stanley L. Ferguson
	Name:	Stanley L. Ferguson
	Title:	Executive Vice President and General Counsel

     Date: December 21, 2006

EXHIBIT INDEX

Number	Exhibit

4.1	Rights Agreement, dated as of December 21, 2006, incorporated by reference to Exhibit 4.1 to the Form 8-A filed by the Company on December 21, 2006

99.1	USG Corporation press release dated December 21, 2006